UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2009

AMERICAN CONSUMERS, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-5815	58-1033765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hannah Way, Rossville, Georgia	30741
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (706) 861-3347

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 24, 2009, American Consumers, Inc. (the “Company”) executed a renewal and extension agreement with the landlord to extend the lease on our Stevenson, Alabama grocery store location (the “Stevenson Lease”) for an additional five year term, running from June 1, 2009 through May 31, 2014, at a monthly rental equal to a base rate of $8,050.08, plus responsibility for all utilities and certain maintenance expenses, all as set forth in more detail in the Stevenson Lease, as amended by the renewal and extension agreement.  The Company does not have any additional renewal or extension options beyond the May 31, 2014 expiration of the lease, as amended.  A copy of the Stevenson Lease as in effect prior to this agreement has been previously filed by the Company and is incorporated herein by reference as an exhibit to this Report, as set forth below.  The foregoing description of the Company’s financial obligations pursuant to the Tunnel Hill Lease, as extended, is qualified by reference to the full text of such exhibit, and to the text of the Stevenson Lease as amended by the renewal and extension agreement dated April 24, 2009, which will be re-filed as an exhibit to the Company’s Form 10-K Annual Report for the fiscal year ending May 30, 2009.

Item 9.01.	Financial Statements and Exhibits

(d)           The following Exhibits are filed pursuant to Item 9(d) of this Report:

Exhibit No.	Description
10.8	Renewal Lease Agreement for the Company’s Stevenson, Alabama location. Incorporated by reference to Exhibit 10(h) to Form 10-K for the year ended May 28, 1994.*

* SEC File No. 0-5815.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CONSUMERS, INC.

Date: April 30, 2009	By:	/s/ Paul R. Cook
Paul R. Cook
Chief Financial Officer